EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek, SVP & CFO Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES PLANNED GENERAL COUNSEL SUCCESSION

EFFECTIVE SEPTEMBER 30, 2018, AIROLA TO RETIRE AFTER 12 YEARS WITH NEWPARK; COMPANY INITIATES SEARCH FOR SUCCESSOR

THE WOODLANDS, TX - April 4, 2018 - Newpark Resources, Inc. (NYSE: NR) today announced its succession plan for Mark Airola, the Company’s General Counsel, Chief Administrative Officer, Chief Compliance Officer and Secretary. Mr. Airola, a 12-year Newpark veteran who has been serving as the Company’s General Counsel, Chief Administrative Officer, and Secretary since 2006, plans to retire effective September 30, 2018. The Newpark Board has initiated a search process to identify Mr. Airola’s successor and has retained an executive search firm to assist with the process.
“On behalf of the Board, management team and employees, we would like to thank Mark for his countless contributions to Newpark over his tenure,” said Paul Howes, Newpark’s President and Chief Executive Officer. “Mark has served as a trusted advisor and exceptional leader, providing outstanding guidance for our executive team when we needed it most. In addition to his role leading Newpark’s legal group, he has been instrumental in helping build and implement our strategy, as well as strengthening the Company’s commitment to safety, quality and continuous improvement. We wish Mark the very best as he approaches his retirement.”
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems, and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

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